EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces New Joint Venture Partner at Butte Highlands Gold Mine, Retains 50-Percent Carried Interest

Coeur d’Alene, Idaho – September 17, 2012 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that its joint venture partner, Highland Mining, LLC (“Highland”) has sold its 50-percent interest in Butte Highlands JV, LLC (“BHJV”) to Montana State Gold Company, LLC (“MSGC”), a privately-owned Montana limited liability company. Highland will continue to be Timberline’s 50-percent joint venture partner at its Butte Highlands Gold Project, with MSGC funding development of the underground gold mine up to the commencement of commercial production.  As a result of this sale, Timberline’s previously-announced non-binding letter of intent to acquire Highland’s interest in BHJV has terminated.

Timberline will continue to own a 50-percent carried-to-production interest in BHJV, as it has since the inception of the joint venture to develop Butte Highlands.  MSGC has acquired Highland’s loan in the amount of approximately $24-million for development costs incurred at Butte Highlands to-date and will fund all remaining mine development costs through to commercial production.  MSGC’s funding source is ISR Capital, a private investment and merchant-banking firm headquartered in Boise, Idaho.  Both Timberline’s and MSGC’s shares of development costs, including the loan acquired by MSGC, will be repaid from proceeds of future mine production.

Paul Dircksen, Timberline’s Chief Executive Officer, said, “We are pleased to welcome MSGC as our partner at Butte Highlands. While we had earlier anticipated gaining 100-percent ownership of the project, Ron Guill’s decision to sell Highland Mining to a well-funded organization with a mandate to create jobs through commercial production provides Timberline and its shareholders with an attractive alternative. We now envision the achievement of production at Butte Highlands without assuming the development risk and without dilutive equity financing, burdensome debt financing, or the sale of valuable royalties that would have inevitably been required had we funded mine development ourselves.  Rather, we are effectively in the same position as we were with Ron; we have a 50-percent carried-to-production interest at Butte Highlands while we advance our Lookout Mountain gold project in Nevada toward production.

Ron Guill, a Timberline Director, Timberline’s largest shareholder, and prior owner of Highland Mining, said, “I believe that this transaction is in the best interest of Timberline’s shareholders. We have created a new partnership that will fully fund the BHJV through the final permitting phase, the remaining development, and into commercial production.  I have full confidence in the Timberline team to guide this project through the remaining steps and into full-scale gold production, and in the MSGC team who are committed to creating jobs by providing the necessary funding.  I intend to remain involved as a significant investor and as an advisor and Director of Timberline.”

Mr. Dircksen continued, “Timberline has led the permitting efforts at Butte Highlands since early this year.  While the details of an amended BHJV operating agreement with MSGC are still being worked out, we expect to maintain the momentum we have gained through frequent and productive discussions with the regulators by continuing to take the lead role in all permitting discussions, meetings, and activities until we receive our operating permit. We expect that we will receive the operating permit in mid-2013 and that gold production will commence soon after.”

As announced previously, the initial mine plan at Butte Highlands targets production of approximately 400 tons per day for the first four to five years of operation with the mineralized material expected to be direct shipped to a nearby mill, eliminating the immediate need to permit, finance and construct a mill. Development and permitting progress achieved at the project to-date includes:

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Permitting complete for surface facilities construction, underground drilling and development, and a 10,000-ton bulk sample;

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Production infrastructure and surface facilities are substantially complete;

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Mine development is advanced, with more than 4,000 feet of underground workings complete;

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50,000-foot underground drill program to support initial mine planning complete;

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Water discharge (MPDES) permit application is complete and permit expected Q4 2012;

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Haulage road special use permit in process and expected Q4 2012;

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Hard Rock Operating Permit final amendments to be completed in Q3 2012 with permit issuance expected in mid-2013;

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Gold production expected to commence in mid-2013.

Butte Highlands is located approximately fifteen miles south of Butte, Montana within a favorable geologic domain that has hosted several world-class, multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City. The property was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana Minerals, prior to its acquisition by Timberline in 2006.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in mid-2013. Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s permit

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applications and permit issuances, the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of completing applications and obtaining necessary permits, the timing of the development and estimates of the timing of the commencement of production of gold at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Timberline Resources

Paul Dircksen, CEO

Phone: 208.664.4859

ISR Capital

W. Kirk Williams, Corporate Counsel

Phone:  208.350.6766

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